U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

Esio Water and Beverage Development Corp.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	001-10320	13-3465289
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7377 East Doubletree Road Ste. 288

Scottsdale, AZ 85258

(Address of principal executive offices)

(480) 272-8745

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 25, 2013, Esio Water and Beverage Development Corp. (the “Registrant”) was notified that Esio Holding Company, LLC (“EHC”) and Esio Franchising, LLC (“EFC”) a subsidiary of EHC, filed a Chapter 11 petition in U.S. Bankruptcy Court, District of Arizona (Phoenix), on February 22, 2013.  The Registrant, as regional developer and franchisee, has entered into various franchising agreements with EFC in August 2012 with respect to the Dallas/Ft. Worth region.

The impact of EHC’s bankruptcy petition upon the Registrant’s business is not known at this time and may not be fully determined for several months.

About Esio Water and Beverage Development Corp.

Esio Water and Beverage Development Corp. is headquartered in Scottsdale, Arizona and its common stock trades under the symbol ESWB. Prior to entering into the franchise agreements with EFC the Company was a shell corporation.

Additional information on Esio Water and Beverage Development Corp. is available on the Internet at www.sec.gov under the “Company Filings” section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 28, 2013	Esio Water and Beverage Development Corp.

By: /s/ Anthony Silverman
Anthony Silverman, President and Chief Executive Officer